Exhibit 99.1

PRESS RELEASE

June 3, 2013

MAA and Colonial Properties Trust to merge in $8.6 billion transaction

Creates the pre-eminent Sunbelt-focused multifamily REIT

Combined total market cap of $8.6 billion and equity valuation of $5.1 billion

Merged company will own 85,000 apartment units representing the 2nd largest publicly traded REIT portfolio of owned apartments

MEMPHIS, TN, and BIRMINGHAM, AL, June 3, 2013 /PRNEWSWIRE/ MAA (NYSE: MAA) and Colonial Properties Trust (NYSE: CLP) today announced that they have entered into a definitive merger agreement under which MAA and Colonial Properties Trust will merge, creating a Sunbelt-focused, publicly traded, multifamily REIT with enhanced capabilities to deliver superior value for residents, shareholders and employees. The combined company is expected to have a pro forma equity market capitalization of approximately $5.1 billion and a total market capitalization of $8.6 billion.

Under the terms of the agreement, each Colonial Properties Trust common share will be converted into 0.36 newly issued MAA common share, and the combined company will be an UPREIT. On a pro forma basis, following the merger, former MAA equity holders will hold approximately 56 percent of the combined company’s equity, and former Colonial Properties Trust equity holders will hold approximately 44 percent. The all-stock merger is intended to be a tax-free transaction. The merger is subject to customary closing conditions, including receipt of the approval of a majority of both the MAA and Colonial Properties Trust shareholders. The parties currently expect the transaction to close during the third quarter of 2013.

The merger brings together two highly complementary multifamily portfolios with a combined asset base consisting of approximately 85,000 multifamily units in 285 properties. The combined company will maintain strategic diversity across large and secondary markets within the high growth Sunbelt region of the U.S. The combined company’s ten largest markets will be Dallas/Ft. Worth, Atlanta, Austin, Raleigh, Charlotte, Nashville, Jacksonville, Tampa, Orlando and Houston.

“The combination of MAA and Colonial Properties Trust will provide an enhanced competitive advantage across the Sunbelt region,” said H. Eric Bolton, Jr., MAA CEO. “The scale of the combined company will support accelerated growth and deployment of capital across our high-growth Sunbelt markets driving superior value creation opportunity for our shareholders. In addition, through capitalizing on the strengths gained from the combination of the two platforms, we will enhance our ability to serve residents across the region, drive higher margins as a result of synergies and advantages generated by the merger, and enhance career opportunities for our associates.”

“This is a combination that makes a lot of sense for the constituents of both Colonial Properties Trust and MAA,” added Thomas H. Lowder, Colonial Properties Trust CEO. “Our two companies have a shared vision for success that will only be enhanced by coming together through this merger transaction. We are excited for the future of our combined company.”

Leadership and Organization

Both the Board of Directors of MAA and Board of Trustees of Colonial Properties Trust have unanimously approved the merger. The number of directors on MAA’s Board of Directors will be increased to 12, of which 5 directors will be nominated by Colonial Properties Trust’s Board of Trustees. Thomas H. Lowder will join the Board of Directors along with four others from Colonial Properties Trust. Alan B. Graf, Jr. and Ralph Horn, Co-Lead Independent Directors for MAA, will serve as Co-Lead Independent Directors for the combined company.

H. Eric Bolton, Jr., MAA’s CEO and Chairman of the Board of Directors, will serve as CEO and Chairman of the Board of Directors of the combined company. Albert M. Campbell, III, MAA’s CFO, will serve as CFO of the combined company, and Thomas L. Grimes, Jr., MAA’s COO, will serve as the COO of the combined company.

Upon completion of the merger, the company will retain the MAA name and will trade under the ticker symbol MAA (NYSE). Following the close of the transaction, the combined company’s corporate headquarters will be located in Memphis, TN.

Anticipated Synergies

Annual gross G&A savings are estimated to be approximately $25 million. The combined company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state of the art technology and systems. These savings are expected to be realized upon full integration, which is expected to occur over the 18-month period following the closing.

Pro Forma Operations and Balance Sheet

Both companies have high quality properties diversified across the Sunbelt region. On a consolidated basis the company will have a strong presence in both large and secondary markets. With a significant regional overlap, meaningful opportunity for synergy and margin improvement is expected. The combined company is committed to a strategy aimed at driving superior long-term shareholder performance with a full-cycle performance profile and objective.

The combined company is expected to have significant liquidity, a strong investment-grade balance sheet and a well-staggered debt maturity profile provided by long-standing lending partners.

“Our goal is to create one of the strongest balance sheets in the sector, providing us the financial flexibility in the capital markets to manage our cost of capital, allowing us to capitalize on business opportunities, ultimately supporting the growth of the combined company and the security of our dividend to our shareholders,” said Albert M. Campbell, III, CFO of MAA.

Dividend Policy and Declaration

The timing of the pre-closing dividends of MAA and Colonial Properties Trust will be coordinated such that, if one set of shareholders receives their dividend for a particular quarter prior to the closing of the merger, the other set of shareholders will also receive their dividend for such quarter prior to the closing of the merger.

On May 21, 2013, MAA announced that its Board of Directors has declared its third quarter dividend of $0.695 per common share, payable on July 31, 2013, to stockholders of record on July 15, 2013.

Advisors

J.P. Morgan is acting as financial advisor, and Goodwin Procter LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC acted as legal advisors to MAA. BofA Merrill Lynch is acting as financial advisor, and Hogan Lovells and Burr & Forman LLP acted as legal advisors to Colonial Properties Trust.

Conference Call and Webcast

The companies will host a conference call on Monday, June 3, 2013 at 7:30am CDT to discuss the business combination. Participants will include MAA’s CEO and Colonial Properties Trust’s CEO. The conference call-in number is 866-847-7859 or interested parties can join the live webcast of the conference call by accessing the investor relations section of each company’s website at http://ir.maac.com or at www.colonialprop.com.

A transcript of the call and the conference call replay will be posted when available on the respective companies’ websites under the Investor Relations sections.

About MAA

MAA is a self-managed real estate investment trust (REIT) that acquires, owns and operates apartment communities across 13 states in the Sunbelt region of the United States. As of March 31, 2013, MAA owned or had ownership interest in 49,591 apartment units at completed communities, focused on delivering full-cycle and superior investment performance for shareholders. For further details, please visit the MAA website at www.maac.com.

CONTACT:	MAA Investor Relations

investor.relations@maac.com

Leslie B.C. Wolfgang, Senior Vice President, Director of Investor Relations and

Corporate Secretary, 1-901-248-4126

About Colonial Properties Trust

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through the acquisition, management, and development of a multifamily portfolio in the Sunbelt region of the United States. As of March 31, 2013, the company owned, had partial ownership in or managed 35,181 apartment units. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.

CONTACT:	Colonial Properties Trust

Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Colonial Properties Trust operate and beliefs of and assumptions made by MAA management and Colonial Properties Trust management, involve uncertainties that could significantly affect the financial results of MAA or Colonial Properties Trust or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving MAA and Colonial Properties Trust, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Colonial Properties Trust from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Colonial Properties Trust undertakes any duty to update any forward-looking statements appearing in this document.

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of June 3, 2013, among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Colonial Properties Trust, Colonial Realty Limited Partnership and Martha Merger Sub, LP.

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and Colonial Properties Trust that also constitutes a prospectus of MAA, which joint proxy statement will be mailed or otherwise disseminated to MAA and Colonial Properties Trust shareholders when it becomes available. MAA and Colonial Properties Trust also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and Colonial Properties Trust with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Leslie B.C. Wolfgang, Senior Vice President, Director of Investor Relations and Corporate Secretary at 901-248-4126. Copies of the documents filed by Colonial Properties Trust with the SEC will be available free of charge on Colonial Properties Trust’s website at www.colonialprop.com or by contacting Jerry A. Brewer, Executive Vice President, Finance at 800-645-3917.

Certain Information Regarding Participants

MAA and Colonial Properties Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Colonial Properties Trust’s executive officers and directors in Colonial Properties Trust’s definitive proxy statement filed with the SEC on March 13, 2013 in connection with its 2013 annual meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or Colonial Properties Trust using the sources indicated above.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SOURCE MAA; Colonial Properties Trust